                                                                   EXHIBIT 99.12

            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        DECEMBER 31, 2000 (SEE AUDITOR'S REPORT INCLUDED WITH HISTORICAL
                         AUDITED FINANCIAL STATEMENTS)

             Column A               Column B                            Column C
--------------------------------  ------------      -----------------------------------------------
                                                             Initial Cost to Partnership
                                                    -----------------------------------------------
                                                                     Buildings and
  Description                     Encumbrances         Land          Improvements          Total
---------------                   ------------      -----------      -------------      -----------
Leawood Fountain Plaza
  Office Complex (24%
  undivided interest
Leawood, Kansas                    $       --       $   318,962       $ 1,991,417       $ 2,310,379
Tower Industrial Building,
  Mundelein, Illinois                      --           193,744         1,042,076         1,235,820
NorthCreek Office Park,
  Cincinnati, Ohio                         --           338,850         4,639,617         4,978,467
Northeast Commerce Center,
  Cincinnati, Ohio                         --           199,361         2,784,317         2,983,678
Countryside Office Park,
  NorthCreek Office Park and
  Northeast Commerce Center         6,756,201                --                --                --
                                   ----------       -----------       -----------       -----------
                                    6,756,201         1,050,917        10,457,427        11,508,344
Countryside Office Park,
  Palatine, Illinois                       --           623,919         4,302,911         4,926,830
                                   ----------       -----------       -----------       -----------
           Total                   $6,756,201       $ 1,674,836       $14,760,338       $16,435,174
                                   ==========       ===========       ===========       ===========

                                   Column D                     Column E
                                   --------                     --------
                                                           Gross Amount which
                                    Costs               Carried at Close of Period
                                 Capitalized    -------------------------------------------
                                Subsequent to                 Buildings and
  Description                   Acquisition (1)    Land       Improvements        Total
---------------                 --------------  -----------   --------------   ------------
Leawood Fountain Plaza
  Office Complex (24%
  undivided interest),
  Leawood, Kansas                $  (578,051)   $  318,962    $  1,413,366     $ 1,732,328
Tower Industrial Building,
  Mundelein, Illinois                195,588       193,744       1,237,664       1,431,408
NorthCreek Office Park,
  Cincinnati, Ohio                 3,722,430     1,370,100       7,330,797       8,700,897
Northeast Commerce Center,
  Cincinnati, Ohio                 2,209,539       736,051       4,457,166       5,193,217
Countryside Office Park,
  NorthCreek Office Park and
  Northeast Commerce Center
                                 -----------    -----------   ------------     ------------
                                   5,549,506      2,618,857     14,438,993       17,057,850
Countryside Office Park,
  Palatine, Illinois                (935,862)     1,356,419      2,634,549        3,990,968(2)
                                 -----------    -----------   ------------     ------------
           Total                 $ 4,613,644    $ 3,975,276   $ 17,073,542     $ 21,048,818
                                 ===========    ===========   ============     ============

                                   Column F         Column G       Column H         Column I
                                   --------         --------       --------         --------
                                                                                  Life on which
                                                                                   Depreciation
                                  Accumulated       Date of          Date        in Latest Income
                                  Description     Construction     Acquired    Statement is Computed
                                 -------------    ------------    ----------   ---------------------
Leawood Fountain Plaza
  Office Complex (24%
  undivided interest),
  Leawood, Kansas                $  982,344        1982-1983      2/20/1985          30 years
Tower Industrial
  Building, Mundelein,
  Illinois                          528,048         1974          3/20/1986          30 years
NorthCreek Office Park,
  Cincinnati, Ohio                2,597,643         1984-1986     12/29/1986         30 years
Northeast Commerce Center,
  Cincinnati, Ohio                1,539,518         1985          12/29/1986         30 years
                                  5,647,553
Countryside Office Park,
  Palatine, Illinois              1,186,763(2)      1975          12/16/1986         30 years
                                 ----------
Total                            $6,834,316
                                 ==========

(1) Amounts shown are net of assets written-off and the following writedowns to reflect appraised values:

           Leawood Fountain Plaza Office Complex      $   754,000
           NorthCreek Office Park                         484,000
           Northeast Commerce Center                      761,000
           Countryside Office Park                      3,256,000

(2) Amount is shown net in the financial statements $2,804,205.

            NOONEY INCOME FUND LTD. II, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                          2000                1999                1998
                                                      ------------        ------------        ------------
(A) Reconciliation of amounts in Column E:

       Balance at beginning of period                 $ 20,604,154        $ 20,130,482        $ 19,981,023

       Add - Cost of improvements                          626,415             618,970             289,092

       Less - Cost of disposals                           (181,751)           (145,298)           (139,633)
                                                      ------------        ------------        ------------
       Balance at end of period                       $ 21,048,818        $ 20,604,154        $ 20,130,482
                                                      ============        ============        ============

 (B) Reconciliation of amounts in Column F:

       Balance at beginning period                    $  6,289,628        $  5,757,725        $  5,236,483

       Add - Provision during period                       726,439             677,201             660,875

       Less - Depreciation on disposals                   (181,751)           (145,298)           (139,633)
                                                      ------------        ------------        ------------
       Balance at end of period                       $  6,834,316        $  6,289,628        $  5,757,725
                                                      ============        ============        ============
(C) The aggregate cost of real estate owned for
    federal income tax purposes                       $ 26,303,818        $ 25,859,154        $ 25,385,482
                                                      ============        ============        ============